UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 Or 15(D) Of The Securities Exchange Act Of 1934

Date of report (Date of earliest event reported):  March 27, 2009

ACME PACKET, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33041	04-3526641
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
incorporation)		No.)

71 Third Avenue
Burlington, Massachusetts 01803

(Address of principal executive offices) (Zip Code)

(781) 328-4400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On March 27, 2009, the Compensation Committee of Acme Packet, Inc. (the “Company”) recommended, and the Board of Directors approved, the 2009 Executive Bonus Plan (the “2009 Bonus Plan”). The 2009 Bonus Plan provides for the payment of quarterly cash bonuses based on an individual targeted amount for each executive officer, including the Company’s named executive officers as defined by item 402(c) of Regulations S-K, ranging from 10% to 60% of the executive officer’s annual base salary.

The Compensation Committee chose three financial targets as target metrics for payment under the 2009 Bonus Plan: (1) quarterly bookings; (2) quarterly net revenues; and (3) quarterly non-GAAP income from operations.  In order to receive any payments during the respective quarter, the Company must achieve at least 100% of the net revenue goal for that quarter, 100% of the non-GAAP income from operations goal for that quarter, and 90% of the bookings goal for the first quarter of 2009, and the cumulative booking for each quarter thereafter.  If any of the targets are not met for the quarter, then no payment will be made.  If all the minimum threshold targets are achieved for that quarter, then the participant may be eligible to earn an additional bonus amount for each 1% of incremental performance achieved beyond the minimum target threshold for non-GAAP income from operations, whereby each percentage at or equal to 100% and less than or equal to 105% entitles the executive officer to a bonus equal to the percentage attained.  In addition, each percentage greater than 105% but less than or equal to 110% entitles the executive officer to a bonus equal to 1.5 times the percentage attained that is in excess of 105% and additionally, each percentage earned greater than 110% entitles the executive officer to two times the percentage attained that is in excess of 110%.  The maximum amount that may be paid for any quarter is 150% of the targeted amount for each executive officer.

The financial targets were established in conjunction with the Company’s annual budget process.  The targeted goals were set with a reasonable level of difficulty that requires that the Company and its executive officers to perform at a high level in order to meet the goals and the likelihood of attaining these goals was not assured.

The Company expects bonus amounts pursuant to the 2009 Bonus Plan, if earned, to be paid to the executive officers within thirty days following the release of its financial results each quarter during 2009.  The 2009 Bonus Plan is a discretionary program designed to reward each participant in accordance with the Company’s financial success.  In order to be eligible for bonus payment, the participant must continue to be employed as of the date the bonus payment is made for that quarter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 2, 2009

Acme Packet, Inc.

By:	/a/ Peter J. Minihane
Name: Peter J. Minihane
Title: Chief Financial Officer